Exhibit 10.7

Montpelier Re Holdings Ltd.	KVO Capital Management, LLC
94 Pitts Bay Road	33 S. Main Street
Pembroke HM 08	Suite 3
Bermuda	Hanover, NH 03755

July 28, 2010

Re:  Termination of Consulting Agreement

Montpelier Re Holdings Ltd. (“Montpelier”) and KVO Capital Management, LLC (“KVO”) entered into a Consulting Agreement dated as of April 1, 2008 (the “Agreement”).  Montpelier and KVO hereby agree to terminate the Agreement on the terms set forth in this letter agreement.

Concurrently with the execution of this letter agreement, Montpelier will pay KVO a Consulting Fee for July 2010 as calculated pursuant to the Agreement.  No further Consulting Fees will be paid.

Concurrently with the execution of this letter agreement, Montpelier will pay KVO the out of pocket legal fees and disbursements incurred by KVO, by KVO Capital Partners, L.P., and by KVO Capital Offshore Fund, Ltd., for United States and Cayman Islands legal counsel, up to a maximum of $30,000 in the aggregate, associated with the drafting of:  (i) this letter agreement; (ii) the side letter agreement to be executed in connection with the Subscription Agreement referenced below; (iii) the Third Amendment to Investment Management Agreement; and (iv) the amendments to the Confidential Private Placement Memoranda of KVO Capital Partners, L.P. and KVO Capital Offshore Fund, Ltd.

The Agreement will terminate concurrently with the execution of the Third Amendment to Investment Management Agreement and the execution of the Subscription Agreement and side letter agreement wherein Montpelier agrees to invest $25 million into the Fund (as defined in the side letter agreement), each dated concurrently with this letter agreement.  Neither Montpelier nor KVO shall have any further obligations under the Agreement following its termination.  For avoidance of doubt, Montpelier shall not be obligated to pay KVO any Pro-Rated Performance Fee or Termination Fee pursuant to Section 4 of the Agreement.  For the avoidance of doubt, KVO waives any entitlement it may have to the Performance Fee described in Section 3(b) of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement as of the day and year set forth above.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ CHRISTOPHER L. HARRIS

Name: Christopher L. Harris
Title: Chief Executive Officer

KVO CAPITAL MANAGEMENT, LLC

By:	/s/ KERNAN V. OBERTING

Name: Kernan V. Oberting
Title: Managing Member